UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2018 (September 13, 2018)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2018, Cool Holdings, Inc., a Delaware corporation, through its subsidiary Cooltech Holding Corp. (the “Company”), entered into three (3) release agreements pursuant to which the Company agreed to exchange outstanding obligations to three (3) parties (the “Recipients”) in the aggregate amount of $1,022,567.99 for the issuance of 289,678 units at a price of $3.53 per unit.  Each unit is comprised of (i) one share of common stock of the Company (“Common Stock”) and (ii) a warrant to purchase one share of Common Stock with an exercise price of $3.41 per share. The warrants are exercisable beginning six months after issuance and expire three years from the date of issuance.  The form of warrant is attached hereto as Exhibit 10.4.  The securities issued in connection with the transaction were issued pursuant to an exemption from registration under Section 4(a)(2). of the United States Securities Act of 1933, as amended (the “Act”).  All the securities issued in the transaction are “restricted securities,” as defined in Rule 144(a)(3), promulgated under the Act.

The Recipients are as follows:

1.

Alfredo Carrasco, who is currently the Chief Financial Officer of the Company.  Mr. Carrasco will receive 62,194 units in exchange for outstanding obligations totaling $219,545.99 as set forth in the Release of Claims Agreement attached hereto as Exhibit 10.1.

2.

Voigt Consultancy, Inc., an entity owned by Reinier Voigt, who is currently the Chief Operating Officer of the Company.  Voigt Consultancy, Inc. will receive 31,869 units in exchange for outstanding obligations totaling $112,500.00 as set forth in the Mutual Release of Claims Agreement attached hereto as Exhibit 10.2.

3.

Juan Pablo Montoya, a consultant to the Company.  Mr. Montoya will receive 196,615 units in exchange for outstanding obligations totaling $690,522.00 as set forth in the Mutual Release of Claims Agreement attached hereto as Exhibit 10.3.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, which are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

The Company noted that subsequent to the issuance of the 289,678 shares from this transaction, there will be 7,376,421 shares of its Common Stock outstanding.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the execution of the Mutual Release of Claims Agreement with Voigt Consultancy, Inc., Cooltech Holding Corp.’s arrangement with Voight Consultancy, Inc. was terminated on September 13, 2018.  Pursuant to the arrangement, Voigt Consultancy, Inc. previously provided consulting services to Cooltech Holding Corp. in exchange for consulting fees.  Reinier Voigt, who owns Voigt Consultancy, Inc., is currently the Chief Operating Officer of the Company, and the separate operational consulting services arrangement was no longer needed.

In connection with the execution of the Mutual Release of Claims Agreement with Juan Pablo Montoya and Monty Motorsport LLC (collectively, the “Athlete”), the Company terminated the Athlete Endorsement and Sponsor Agreement (the “Endorsement Agreement”), dated December 15, 2016, between the Cooltech Holding Corp. and the Athlete on September 13, 2018. Mr. Montoya is an internationally acclaimed race car driver whose endorsements were used to promote Cooltech Holding Corp. The Company determined that endorsement services were no longer needed.  As a result of the early termination of the Endorsement Agreement by the Company, the Company was obligated to pay $300,000 to the Athlete. This early termination fee will be paid through the exchanges contemplated by the Mutual Release of Claims Agreement and as described in Item 1.01, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Release of Claims Agreement – Alfredo Carrasco.
10.2	Mutual Release of Claims Agreement – Voigt Consultancy, Inc.
10.3	Mutual Release of Claims Agreement – Juan Pablo Montoya.
10.4	Form of Warrant.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	September 14, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer